FOR IMMEDIATE RELEASE

CONTACTS:	JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO
(540) 951-6236	jrakes@nbbank.com
DAVID K. SKEENS, TREASURER & CFO
(540) 951-6347	dskeens@nbbank.com

NATIONAL BANKSHARES, INC.

REPORTS HIGHER FIRST QUARTER EARNINGS

BLACKSBURG, VA, APRIL 15, 2009:       National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced higher earnings for the first quarter ended March 31, 2009. The Company had net income of nearly $3.39 million, up by 6.48% over the $3.18 million reported for the quarter ended March 31, 2008. This translates to basic net income per share of $0.49, as compared with $0.46 per share last year. Net loans at the end of the first quarter were at $568.60 million, an 8.86% increase over the $522.34 million on March 31 last year. National Bankshares ended the first quarter with total assets of nearly $979.79 million, a 7.47% increase over the March 31, 2008 total of $911.72 million.

The Company’s Chairman, President & CEO, James G. Rakes said, “During the last quarter, our conservative approach to banking continued to serve our communities and stockholders well. Because we have strong capital levels and good liquidity, we have been able to continue making loans throughout the economic downturn. As traditional community bankers we have the advantage of knowing our customers and our markets. This helps us make solid loans, and total nonperforming loans have increased just 1.36%, from $1.32 million at March 31, 2008 to $1.34 million at the end of the first quarter this year. The Company has not fully escaped the effects of the current recession, and we have seen the total of other real estate owned grow to $1.92 million at March 31, 2009. However, even this number is modest when compared with our peers. In order to account for growth in the loan portfolio and to prepare for any difficulties that might be on the horizon if the downturn is extended, we have taken the opportunity to make prudent additions to the allowance for loan losses. At the end of the first quarter of 2009, the allowance stood at nearly $6.12 million, a 17.02% increase over the balance at March 31, 2008.” Mr. Rakes added, “At National Bankshares, we are committed to community banking, and our subsidiary, National Bank, has been doing business in good and bad times since 1891. We plan to work hard to continue this safe and sound tradition.”

National Bankshares, Inc., a financial holding company, is the parent of the National Bank of Blacksburg, which does business as National Bank from 26 offices throughout Southwest Virginia. National Bank offers a full range of banking products and services, including Trust services. The Company, which is headquartered in Blacksburg, Virginia has a financial services subsidiary doing business in the same market as National Bankshares Investment Services and National Bankshares Insurance Services. Company stock is traded on the NASDAQ Capital Market under the symbol “NKSH”. Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc. And Subsidiaries

(000’s), except ratios and percent data
Three months ending	March 31, 2009	March 31, 2008	Change

Selected consolidated data:
Interest income	$12,578	$12,711	-1.05%
Interest expense	4,412	5,407	-18.40%
Net interest income	8,166	7,304	11.80%
Provision for loan losses	370	100	270.00%
Trust income	276	303	-8.91%
Other noninterest income	1,831	1,993	-8.13%
Salary and benefits	2,831	2,857	-0.91%
Occupancy expense	469	456	2.85%
Amortization of intangibles	278	284	-2.11%
Other noninterest expense	2,052	1,860	10.32%
Income taxes	-886	-862	2.78%
Net income	$3,387	$3,181	6.48%
Basic net income per share	$0.49	$0.46	$0.03

Daily averages:
Gross loans	$574,246	$525,080	9.36%
Loans, net	567,190	518,794	9.33%
Total securities	286,479	275,887	3.84%
Total deposits	839,828	774,962	8.37%
Other borrowings	53	63	-15.87%
Stockholders’ equity	113,111	107,036	5.68%
Cash and due from	11,811	12,749	-7.36%
Interest-earning assets	901,837	833,802	8.16%
Interest-bearing liabilities	730,963	666,590	9.66%
Intangible assets	13,601	14,717	-7.58%
Total assets	$960,824	$889,104	8.07%

Financial ratios: Note (1)
Return on average assets	1.43%	1.44%	-0.01%
Return on average equity	12.14%	11.95%	0.19%
Net interest margin	4.08%	3.93%	0.15%
Efficiency ratio	50.34%	52.33%	-1.99%
Average equity to average assets	11.77%	12.04%	-0.27%
Note (1) Ratio change measured in bp

Allowance for loan losses:
Beginning balance	$5,858	$5,219	12.24%
Provision for losses	370	100	270.00%
Charge-offs	-123	-152	-19.08%
Recoveries	13	61	-78.69%
Ending balance	$6,118	$5,228	17.02%

Year to Date	March 31, 2009	March 31, 2008	Change

Selected consolidated data:
Interest income	$12,578	$12,711	-1.05%
Interest expense	4,412	5,407	-18.40%
Net interest income	8,166	7,304	11.80%
Provision for loan losses	370	100	270.00%
Trust income	276	303	-8.91%
Other noninterest income	1,831	1,993	-8.13%
Salary and benefits	2,831	2,857	-0.91%
Occupancy expense	469	456	2.85%
Amortization of intangibles	278	284	-2.11%
Other noninterest expense	2,052	1,860	10.32%
Income taxes	-886	-862	2.78%
Net income	$3,387	$3,181	6.48%
Basic net income per share	$0.49	$0.46	$0.03
Fully diluted net income per share	$0.49	$0.46	$0.03
Dividends per share	---	---	---
Dividend payout ratio	---	---	---
Book value per share	$16.39	$15.72	$0.67

Balance sheet at period-end:
Gross loans	$575,787	$528,684	8.91%
Loans, net	$568,600	$522,343	8.86%
Total securities	300,491	277,492	8.29%
Cash and due from	13,253	18,742	-29.29%
Total deposits	857,829	795,085	7.89%
Other borrowings	51	61	-16.39%
Stockholders’ equity	113,556	108,957	4.22%
Intangible assets	13,441	14,554	-7.65%
Total assets	$979,787	$911,721	7.47%

Daily averages:
Gross loans	$574,246	$525,080	9.36%
Loans, net	567,190	518,794	9.33%
Total securities	286,479	275,887	3.84%
Total deposits	839,828	774,962	8.37%
Other borrowings	53	63	-15.87%
Stockholders’ equity	113,111	107,036	5.68%
Cash and due from	11,811	12,749	-7.36%
Interest-earning assets	901,837	833,802	8.16%
Interest-bearing liabilities	730,963	666,590	9.66%
Intangible assets	13,601	14,717	-7.58%
Total assets	$960,824	$889,104	8.07%

Financial ratios: Note (1)
Return on average assets	1.43%	1.44%	-0.01%
Return on average equity	12.14%	11.95%	0.19%
Net interest margin	4.08%	3.93%	0.15%
Efficiency ratio	50.34%	52.33%	-1.99%
Average equity to average assets	11.77%	12.04%	-0.27%
Note (1) Ratio change measured in bp

Allowance for loan losses:
Beginning balance	$5,858	$5,219	12.24%
Provision for losses	370	100	270.00%
Charge-offs	-123	-152	-19.08%
Recoveries	13	61	-78.69%
Ending balance	$6,118	$5,228	17.02%

Nonperforming assets:
Nonaccrual loans	$1,337	$1,319	1.36%
Restructured loans	---	---	---
Total nonperforming loans Note (2)	1,337	1,319	1.36%
Other real estate owned	1,918	270	610.37%
Total nonperforming assets	$3,255	$1,589	104.85%

Asset quality ratios: Note (3)
Nonperforming loans to total loans	0.23%	0.25%	---
Allowance for loan losses to total loans	1.06%	0.99%	---
Allowance for loan losses to nonperforming loans	457.59%	396.36%	---
Note (2) Loans 90 days past due or more not included
Note (3) Ratio change measured in bp